AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”) is dated as of November 15, 2016 (the “Effective Date”), by and between HEALTH INSURANCE INNOVATIONS, INC., a Delaware incorporated corporation (the “Company”), and GAVIN SOUTHWELL (“Executive”).

Recitals

A. The Executive and the Company entered into an Employment Agreement effective as of July 20, 2016, wherein Executive was employed as the President of the Company;

B. The Board of Directors of the Company desires to appoint Employee to serve as Chief Executive Officer and President of the Company as of the Effective Date; and

C. The Company and Executive agree to protect the interests of the Company and Company’s customers and Confidential Information (as defined below) that may have been or that may be disclosed to Executive as set forth herein.

Agreement

NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

Section 1. Employment, Duties and Acceptance.

(a) Effective as of the Effective Date, and during the Term (as defined below), Executive shall serve as Chief Executive Officer and President of the Company. In his capacity as Chief Executive Officer and President, Executive shall report directly to the Company’s Board of Directors (the “Board”) and shall be responsible for (i) managing the day to day operations of the Company and its subsidiaries and all employees of the Company and its subsidiaries and (ii) . performing such other duties and exercising such other powers which the Board may from time-to-time assign to Executive.

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(b) Executive hereby accepts such employment and agrees, during the Term (as defined below), to render Executive’s services to the Company on a full-time basis and to devote Executive’s full business time and attention to the business and affairs of the Company and its subsidiaries and, as needed, Company affiliates. Executive agrees that at all times during the Term, Executive will faithfully perform his duties to the best of Executive’s ability. Executive further agrees to accept election, and to serve, during all or any part of the Term, as an officer, director or representative of any subsidiary or affiliate of the Company, as determined to be necessary by the Board and/or Executive without any additional compensation therefor other than that specified in this Agreement.

(c) The duties to be performed by Executive hereunder shall be principally performed at the Company’s offices located in Tampa, Florida, subject to reasonable travel requirements on behalf of the Company. Executive shall be entitled to an annual paid time off of 20 days on the same terms that are applicable to other members of the Company’s senior management and in accordance with the Company’s policies and practices; provided that Executive shall schedule the timing and duration of Executive’s vacations in a reasonable manner taking into account the needs of the business of the Company.

(d) Executive acknowledges that from time to time the Company may promulgate workplace policies and rules. Executive agrees to fully comply with all such policies and rules, and understands that failure to do so may result in a disciplinary action up to and including immediate discharge for Cause.

Section 2. Term. As used herein, the “Term” means the period commencing on the Effective Date and ending as of the close of business on the day before the one (1) year anniversary date of the Effective Date and each one (1) year period thereafter so long as this Agreement remains in effect. The Term shall automatically be extended for successive one-year periods if this Agreement is not terminated earlier in accordance with Section 4 below unless Executive or the Company gives written notice of termination on or before the 30th day prior to the expiration of the then current Term of its desire not to renew the current Term. Any such renewal shall be upon the terms and conditions set forth herein unless otherwise agreed between the Company and Executive. In the event that the Company gives written notice that it does not intend to renew the Term, Executive shall be entitled to the benefits set forth in Section 4(b)(iii).

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Section 3. Compensation. Executive shall be entitled to the following compensation:

(a) The Company agrees to pay to Executive a salary (“Salary”) as compensation for the services to be performed by Executive in his capacity as Chief Executive Officer and President at the rate of $550,000 per year, pro-rated for any period less than twelve (12) months. Executive’s Salary will paid in accordance with the Company’s customary payroll procedures and be subject to applicable taxes and withholdings. During the Term, the Company shall have the right to (at its discretion) increase, but not decrease, Executive’s Salary, except the Company may decrease Executive’s Salary in connection with a base salary decrease that is generally applicable to all members of the Company’s senior management. Executive’s salary as in effect from time to time shall constitute his “Salary” for purposes of this Agreement.

(b) On the Effective Date, the Company shall sign and deliver to the Executive a Stock Appreciation Rights Award Agreement in the form attached hereto as Exhibit B (the “SARA Agreement”), evidencing a grant to Executive pursuant to the terms of the Health Insurance Innovations, Inc. Long Term Incentive Plan (the “LTI Plan”) of 100,000 SARs (as defined in the SARA Agreement) with a vesting schedule as set forth therein. The SARA Agreement shall only be effective upon Company’s receipt of a fully executed copy of same by Executive.

(c) On the Effective Date, the Company shall sign and deliver to the Executive a Restricted Stock Award Agreement in the form attached hereto as Exhibit C (the “Restricted Stock Agreement”), evidencing a grant of 200,000 restricted shares of the Company’s Class A common stock (“Restricted Shares”), with a vesting schedule as set forth therein. The Restricted Stock Agreement shall only be effective upon Company’s receipt of a fully executed copy of same by Executive.

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(d) On the Effective Date and on the first business day of each month thereafter until and including September 1, 2017 (or if earlier, until the first business day of the last month that Executive continues to have a lease on the residence that he occupied on the Effective Date), the Company shall pay Executive $4,500 per month, subject to applicable taxes and withholdings, as a housing allowance for the residence that Executive occupied as of the Effective Date (“Housing Allowance”). Executive shall be responsible for paying for liability, property damage, and comprehensive insurance coverage upon such residence and shall further be responsible for utilities, property taxes and all other taxes and expenses attendant to the purchase or rental, occupancy, maintenance and repair of such residence. Company shall, in addition, pay to Executive additional amounts as a gross up payment for Executive’s tax liabilities resulting from the payment to Executive of the Housing Allowance. For this purpose, the additional amount payable as a gross up payment shall be an amount that is sufficient to reimburse Executive, net of all applicable U.S. federal and state taxes imposed on the gross up payment itself, so that Executive shall retain an amount equal to the federal and state taxes imposed on the Housing Allowance. Gross up payments shall be paid as a reimbursement to Executive and shall take into account the actual tax liability of Executive resulting from the Housing Allowance, and shall be paid as soon as practicable following the determination of the amount payable, and, in all cases, at a time and in a manner that is consistent with all requirements of Treasury Regulation Sections 1.409A-3(i)(1)(v) (regarding payment of tax gross ups as a form of nonqualified deferred compensation consistent with the requirements of Code Section 409A regarding payments being made at a specified time or on a fixed schedule).

(e) During the Term, beginning on the first anniversary of the Effective Date and on each anniversary thereafter, at the sole discretion of the Board, Executive will be eligible for a target equity grant under the LTI Plan of up to 100% of Executive’s Salary then in effect as follows: (i) 1/3 of such grant in Restricted Shares and (ii) 2/3 of such grant in SARs (as determined by the Black-Sholes option pricing model), with a strike price equal to the market closing price of the Company’s Class A common stock on the NASDAQ Global Market (or such other national securities exchange on which such common stock is then traded) on the applicable grant date (or if the grant date is not a trading day, then on the most recent trading day). These annual grants of Restricted Shares and SARs, if awarded, will vest 25% on each of the first four anniversaries of the applicable grant date. Annual awards of SARs under this Section 3.e will be in substantially the same form, and contain substantially the same terms and conditions, as the SARA Agreement attached hereto as Exhibit B (or such other award agreement as is made applicable to other members of the Company’s senior management) and annual awards of Restricted Shares under this Section 3.e will be in substantially the same form, and contain substantially the same terms and conditions, as the form of Restricted Stock Agreement attached hereto as Exhibit C (or such other award agreement as is made applicable to other members of the Company’s senior management).

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(f) The Company shall reimburse Executive for all reasonable expenses incurred by Executive in the course of performing Executive’s duties under this Agreement that are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documentation of such expenses.

(g) Executive shall be eligible to participate in any equity incentive plan, restricted share plan, share award plan, stock appreciation rights plan, stock option plan or similar plan adopted by the Company on the same terms and conditions applicable to other senior Company executives, with the amount of such awards to be determined by the Board in its sole discretion. Executive shall be eligible for an annual bonus and long term incentive awards as determined at the sole discretion of the Board. Executive’s target bonus under the Company’s management bonus plan will be equal to 75% of Executive’s Salary then in effect. The rights in this paragraph shall commence in the 2017 fiscal year, provided, that Executive will be considered for a bonus for calendar year 2016 (which Executive and Company agreed will be paid in full and not pro-rated for service performed by Executive during 2016).

(h) Executive shall be entitled to all rights and benefits for which Executive shall be eligible under any retirement, retirement savings, profit-sharing, pension or welfare benefit plan, life, disability, health, dental, hospitalization and other forms of insurance and all other so-called “fringe” benefits or perquisites (except for with respect to any plan that provides severance or other similar benefits), on the same terms that are applicable to other members of the Company’s senior management (subject to all restrictions on participation that may apply under federal and state tax laws). Additionally, the Company shall sponsor Executive for his U.S. Visa and pay all of Executive’s costs and expenses related thereto as long as he remains an employee of the Company.

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(i) All determinations and calculations of compensation and adjustments to any of the foregoing, shall be made by the certified public accountant regularly retained by the Company, whose determinations and calculations shall be final and not subject to dispute.

Section 4. Termination.

(a) Events of Termination. Executive’s employment with the Company shall terminate (the date of such termination being the “Termination Date”) immediately upon any of the following:

(i) Executive’s death (“Termination Upon Death”);

(ii) the effective date of a written notice sent to Executive stating the Company’s determination, made in good faith, that due to a mental or physical condition, Executive has been unable and failed to substantially render the services to be provided by Executive to the Company for a period of at least 180 days out of any consecutive 360 days (“Termination For Disability”);

(iii) the effective date of a written notice sent to Executive stating the Company’s determination, made in good faith, that it is terminating Executive’s employment for Cause (as defined below) (“Termination For Cause”);

(iv) the effective date of a notice sent to Executive stating that the Company is terminating Executive’s employment without Cause (including any notice from the Company to Executive pursuant to Section 2 that the Company has decided not to renew the Term at a time when there are no circumstances pending that would permit Termination for Cause), which notice can be given by the Company at any time after the Effective Date at the Company’s sole discretion, for any reason or for no reason (“Termination Without Cause”);

(v) the effective date of a notice (other than a notice delivered pursuant to Section 4(a)(vi) of this Agreement, but including any notice from Executive to the Company pursuant to Section 2 that Executive has decided not to renew the Term at a time when there are no circumstances pending that would permit Resignation for Good Reason) sent to the Company from Executive stating that Executive is electing to terminate Executive’s employment with the Company (“Resignation Without Good Reason”), provided that the Company shall in its discretion have the right to accelerate the Termination Date once such a notice is delivered (and the compensation specified in Section 4(b)(iv) shall be payable through the accelerated Termination Date); or

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(vi) the effective date of a written notice to Company stating Executive’s determination, made in good faith, that a Good Reason Event (as defined below) has occurred within 30 days preceding such notice and as a consequence Executive is electing to terminate Executive’s employment hereunder for a Good Reason Event (“Resignation For Good Reason”); provided, however, that Executive will give the Company 30 days to cure such Good Reason Event, and if the Company fails to cure such Good Reason Event within 30 days after Executive gives written notice of resignation hereunder, then Executive may immediately terminate Executive’s employment with the Company, and such termination will be a Resignation For Good Reason hereunder; provided, further, that Executive’s termination shall be deemed a Termination For Cause if the Company has delivered to Executive written notice of any act or omission that, if not cured, would constitute Cause at any time preceding the notice provided by Executive hereunder.

As used herein, the term “Cause” shall mean (i) commission of a willful act of dishonesty in the course of Executive’s duties hereunder, (ii) conviction by a court of competent jurisdiction of, or plea of no contest to, a crime constituting a felony or conviction in respect of, or plea of no contest to, any act involving fraud, dishonesty or moral turpitude, (iii) Executive’s performance under the influence of controlled substances (other than those taken pursuant to a medical doctor’s orders), or continued habitual intoxication, during working hours, (iv) frequent or extended, and unjustifiable, absenteeism, (v) Executive’s personal misconduct or refusal to timely perform duties and responsibilities or to timely carry out the lawful directives of theBoard, which, if capable of being cured shall not have been cured, within 30 days after the Board shall have advised Executive in writing of its intention to terminate Executive’s employment; provided, that such right to cure shall not apply to any subsequent act or omission of a substantially similar nature or type, or (vi) Executive’s material non-compliance with the terms of this Agreement, which, if capable of being cured, shall not have been cured within 30 days after the Company shall have advised Executive in writing of its intention to terminate Executive’s employment for such reason.

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As used herein, the term “Good Reason Event” shall mean (i) a material adverse change in the responsibilities or duties of Executive as set forth in this Agreement without Executive’s prior consent at a time when there are no circumstances pending that would permit a Termination for Cause, (ii) any reduction in the Salary or a material reduction in Executive’s benefits (other than (x) a reduction in Salary that is the result of an administrative or clerical error, and which is cured within 15 business days after the Company receives notice of such failure or (y) a reduction in Salary or benefits that is generally applicable to all members of the Company’s senior management), (iii) a material breach by the Company of this Agreement that is not cured within 30 days following the Company’s receipt of written notice of such breach from Executive, or (iv) without Executive’s prior written consent, the relocation of Executive’s principal place of employment outside of a 50 mile radius from the location of the Company’s offices in Tampa, Florida as of the Effective Date. With regard to clause (i), Executive acknowledges that the Board has flexibility under Section 1(a) to assign Executive a broad range of responsibilities and duties that are consistent with his duties as Chief Executive Officer and President, and to make changes in Executive’s responsibilities in a manner that is materially consistent with the duties described under Section 1(a), and such assignments and change will not constitute a “Good Reason Event.”

As used herein, the term “Change in Control” shall mean (a) any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of Company; or (b) any consolidation or merger or other business combination of the Company with any other entity where the shareholders of Company, immediately prior to the consolidation or merger or other business combination would not, immediately after the consolidation or merger or other business combination, beneficially own, directly or indirectly, shares representing greater than fifty percent (50%) of the combined voting power of all of the outstanding securities of the entity issuing cash or securities in the consolidation or merger or other business combination (or its ultimate parent corporation, if any).

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(b) Effect of Termination.

(i) Death or Disability. In the event of Termination Upon Death or Termination For Disability pursuant to Sections 4(a)(i) or 4(a)(ii) of this Agreement:

(A) Executive (or Executive’s legal representative) shall be entitled to receive wages in an amount equal to any earned but unpaid Salary owing by the Company to Executive as of the Termination Date (the “Accrued Salary”); and

(B) only to the extent specifically provided for in writing under any management bonus plan in which Employee participates, Executive (or Executive’s legal representative) shall be entitled to receive wages in an amount equal to the pro rata portion, determined as of the Termination Date, of any bonus to which Executive would have been entitled had Executive been employed by the Company at the time such bonus would have otherwise been paid (the “Accrued Bonus”).

(ii) Termination For Cause. In the event of a Termination For Cause pursuant to Section 4(a)(iii) of this Agreement, Executive shall be entitled to receive an amount equal to any Accrued Salary.

(iii) Termination Without Cause and Resignation For Good Reason and Termination Upon Non-renewal. In the event of Termination Without Cause or Resignation For Good Reason pursuant to Sections 4(a)(iv) or 4(a)(vi) of this Agreement, subject to Section 4(c)(ii) and (iv) of this Agreement:

(A) Executive (or Executive’s legal representative) shall be entitled to receive wages in an amount equal to the Accrued Salary;

(B) only to the extent specifically provided for in writing under any management bonus plan in which Executive participates, Executive (or Executive’s legal representative) shall be entitled to receive wages in an amount equal to the Accrued Bonus; and

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(C) Executive (or Executive’s legal representative) shall be entitled to receive wages in an amount equal to twelve months of Executive’s Salary (at the rate then in effect, and without taking into account any reductions that would have given rise to a Good Reason Event), payable in equal installments in accordance with the Company’s customary payroll procedures commencing on the Termination Date and ending twelve months thereafter.

(iv) Resignation Without Good Reason. In the event of Resignation Without Good Reason pursuant to Section 4(a)(v) of this Agreement, Executive shall be entitled to receive wages in an amount equal to any Accrued Salary.

(v) Upon Termination For Any Reason. In the event of any termination, Executive shall be entitled to receive:

(A) any unpaid reasonable, reimbursable business expenses incurred by Executive in the course of performing Executive’s duties under this Agreement that were incurred in a manner consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to incurring, reporting and documenting such expenses; and

(B) benefits under the Company’s benefit plans of general application as shall be determined under the provisions of those plans.

(vi) Upon Termination Due to Change of Control. Upon a Change in Control, Company and Executive shall each have the right, but not the obligation, to terminate this Agreement immediately and subject to Section 4(c)(ii) and (iv) of this Agreement, Executive shall be eligible to receive:

(A) Wages in an amount equal to any Accrued Salary;

(B) only to the extent specifically provided for in writing under any management bonus plan in which Executive participates, Executive (or Executive’s legal representative) shall be entitled to receive wages in an amount equal to Executive’s annual bonus (which is 75% of Executive’s then-existing salary); and

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(C) Executive (or Executive’s legal representative) shall be entitled to receive wages in an amount equal to twelve months of Executive’s Salary, payable in equal installments in accordance with the Company’s customary payroll procedures commencing on the Termination Date and ending twelve months thereafter.

(c) Additional Provisions.

(i) Any amounts to be paid pursuant to this Section 4 shall be paid in accordance with the Company’s existing payroll or bonus payment practices, as applicable, subject to applicable taxes and withholdings.

(ii) As a condition to the Company’s obligations, if any, to make any Accrued Bonus and post-employment payments provided under Sections 4(b)(i)(B), 4(b)(iii)(B) 4(b)(iii)(C), 4(b)(vi)(B) and 4(b)(vi)(C), Executive (or Executive’s legal representative in the case of death or Disability) shall have executed, delivered and not revoked a general release in the form attached hereto as Exhibit A.

(iii) Notwithstanding any provision of this Agreement to the contrary, the obligations and commitments under Section 5 of this Agreement shall survive and continue in full force and effect in accordance with their terms notwithstanding any termination of Executive’s employment for any reason or termination of this Agreement for any reason.

(iv) Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to pay any amounts payable under Sections 4(b)(i)(B), 4(b)(iii)(B) 4(b)(iii)(C), 4(b)(vi)(B) or 4(b)(vi)(C), of this Agreement during such times as Executive is in breach of Section 5 or Section 18 of this Agreement, after the Company provides Executive with notice of such breach.

(v) Executive agrees that termination of Executive’s employment for any reason shall, with no further action by Executive required, constitute Executive’s resignation, as of the Termination Date and to the extent applicable, from all positions as an officer, director or representative of the Company, any subsidiary and/or any affiliate of the Company.

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Section 5. Noncompetition, Nonsolicitation And Confidentiality.

(a) Definitions.

“Company’s Business” means (i) developing and administering web-based individual and/or group health insurance plans and ancillary insurance products, (ii) designing and structuring data-driven individual and/or group health insurance plans and ancillary insurance products, (iii) marketing such individual and/or group health insurance plans and ancillary insurance products, (iv) managing relations with insureds, (v) the development and maintenance of insurance and call center-oriented software and information technology systems, (vi) the development and maintenance of information technology systems to facilitate the comparison of health insurance plans and (vii) any other business or commercial activity, in each case as conducted by the Company or any parent, subsidiary or other affiliate of the Company.

“Competitor” means any company, other entity or association or individual that directly or indirectly is engaged in the Company’s Business.

“Confidential Information” means any confidential information with respect to the Company’s Business and/or the businesses of its clients or customers, including, but not limited to: the trade secrets of the Company; products or services; standard proposals; standard submissions, surveys and analyses; Commercial Lines Quality Assurance Manual; Claims Services Department Procedures and Quality Assurance Manual; Surety Quality Assurance Manual; policy forms; fees, costs and pricing structures; marketing information; advertising and pricing strategies; analyses; reports; computer software, including operating systems, applications and program listings; flow charts; manuals and documentation; data bases; all copyrightable works; the Company’s existing and prospective clients and customers, their addresses or other contact information and/or their confidential information; existing and prospective client and customer lists and other related data; expiration periods; policy numbers; coverage specifications; daily reports and related correspondence; premium renewal notices; all other Company records, files, data, methods, formulae, products, apparats, sales lists, agent lists, vendor lists, plans, specifications, price lists, and other similar and related information in whatever form. The term Confidential Information does not include, and there shall be no obligation hereunder with respect to, information that (i) is generally available to the public on the date of this Agreement, (ii) becomes generally available to the public other than as a result of a disclosure by Executive not otherwise permissible hereunder or (iii) Executive has learned or learns from other sources where, to Executive’s knowledge, such sources have not violated their confidentiality obligation to the Company or any other applicable obligation of confidentiality.

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(b) Noncompetition. Executive covenants and agrees that during the period commencing on the Effective Date and ending two years following the Termination Date (the “Restricted Period”), Executive will not, directly or indirectly, own, manage, operate, control, render service to, or participate in the ownership, management, operation or control of any Competitor anywhere in the United States of America; provided, however, that Executive shall be entitled to own shares of stock of any entity having a class of equity securities actively traded on a national securities exchange or on the NASDAQ Global Market which represent, in the aggregate, not more than 1% of such entity’s fully-diluted shares.

(c) Nonsolicitation of Employees. Executive covenants and agrees that during the Restricted Period, Executive will not, directly or indirectly, employ or solicit, or receive or accept the performance of services by any then current officer, manager, employee or independent contractor of the Company or any subsidiary or affiliate of the Company, or in any way interfere with the relationship between the Company or any subsidiary or affiliate of the Company, on the one hand, and any such officer, manager, employee or independent contractor, on the other hand.

(d) Nonsolicitation of Customers and Vendors. Executive covenants and agrees that during the Restricted Period, Executive will not, directly or indirectly, knowingly induce, or attempt to induce, any customer, salesperson, distributor, supplier, vendor, manufacturer, representative, agent, jobber, licensee or other person known by Executive to be transacting business with the Company or any subsidiary or affiliate of the Company (collectively the “Customers” and “Vendors”) to reduce or cease doing business with the Company or any such subsidiary or affiliate of the Company, or in any way to interfere with the relationship between any such Customer or Vendor, on the one hand, and the Company or any subsidiary or affiliate of the Company, on the other hand.

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(e) Representations and Covenants by Executive. Executive represents and warrants that: (i) Executive’s execution, delivery and performance of this Agreement do not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which Executive is bound; (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity (other than the Company) and Executive is not subject to any other agreement that would prevent or in any manner restrict Executive from performing Executive’s duties for the Company or otherwise complying with this Agreement; (iii) Executive is not subject to or in breach of any nondisclosure agreement, including any agreement concerning trade secrets or confidential information owned by any other party; and (iv) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms.

(f) Nondisclosure of Confidential Information. Executive hereby acknowledges and represents that Executive has consulted with independent legal counsel regarding Executive’s rights and obligations under this Agreement and that Executive fully understands the terms and conditions contained herein and Executive agrees that Executive will not, directly or indirectly: (i) use, disclose, reverse engineer or otherwise exploit for Executive’s own benefit or for the benefit of anyone other than the Company the Confidential Information except as authorized by the Company; (ii) during Executive’s employment with the Company, use, disclose, or reverse engineer (x) any confidential information or trade secrets of any former employer or third party, or (y) any works of authorship developed in whole or in part by Executive during any former employment or for any other party, unless authorized in writing by the former employer or third party; or (iii) upon Executive’s resignation or termination (x) retain Confidential Information, including any copies existing in any form (including electronic form), that are in Executive’s possession or control, or (y) destroy, delete or alter the Confidential Information without the Company’s consent. Notwithstanding the foregoing, Executive may use the Confidential Information in the course of performing Executive’s duties on behalf of the Company or any subsidiary or affiliate of the Company as described hereunder, provided that such use is made in good faith. Executive will immediately surrender possession of all Confidential Information to Company upon any suspension or termination of Executive’s employment with Company for any reason.

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(g) Inventions and Patents. Executive acknowledges that all (i) inventions, innovations, improvements, developments, methods, designs, analysis, drawings, reports, processes, novel concepts, ideas, copyrights, trademarks and service marks relating to any present or prospective activities of Company, including but not limited to structures, processes, software, formula, techniques and improvements to the foregoing or to know how, and all similar or related information (whether or not patentable) that relate to the Company’s or any of its subsidiaries’ or affiliates’ actual or anticipated businesses, (ii) research and development and (iii) existing or future products or services that are, to any extent, conceived, developed or made by Executive while employed by the Company or any subsidiary or affiliate of the Company (“Work Product”) belong to the Company or such subsidiary or affiliate. Executive shall promptly disclose such Work Product to the Company and, at the cost and expense of the Company, perform all actions reasonably necessary or requested by the Company (whether during or after the Term) to establish and confirm such ownership (including, without limitation, executing assignments, consents, powers of attorney and other instruments).

(h) Miscellaneous.

(i) Executive acknowledges that (x) Executive’s position is a position of trust and responsibility with access to Confidential Information of the Company, (y) the Confidential Information, and the relationship between the Company and each of its employees, Customers and Vendors, are valuable assets of the Company and may not be converted to Executives own use and (z) the restrictions contained in this Section 5 are reasonable and necessary to protect the legitimate business interests of the Company and will not impair or infringe upon Executive’s right to work or earn a living after Executive’s employment with the Company ends.

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(ii) Each of the foregoing obligations shall be enforceable independent of any other obligation, and the existence of any claim or cause of action that Executive may have against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of these obligations.

(iii) Executive acknowledges that monetary damages will not be an adequate remedy for the Company in the event of a breach of this Agreement and that it would be impossible for the Company to measure damages in the event of such a breach. Therefore, Executive agrees that, in addition to other rights that the Company may have at law or equity, the Company is entitled, without posting bond, to seek an injunction preventing Executive from any breach of this Agreement.

(iv) In the event of a breach or violation by Executive during the Restricted Period of any restriction in Section 5(b), (c) or (d) of this Agreement, the Restricted Period shall be tolled until such breach or violation has been cured.

(v) The parties intend to provide the Company with the maximum protection possible with respect to its Customers and Vendors. The parties, however, do not intend to include a provision that contravenes the public policy of any state. Therefore, if any provision of this Section 5 is unlawful, against public policy or otherwise declared void, such provision shall not be deemed part of this Agreement, which otherwise shall remain in full force and effect. If, at the time of enforcement of this Agreement, a court or other tribunal holds that the duration, scope or area restriction stated herein is unreasonable under the circumstances then existing, the parties agree that the court should enforce the restrictions to the extent it deems reasonable.

(vi) Executive hereby agrees that prior to accepting employment with any other person or entity during the Term or during the Restricted Period following the Termination Date, Executive will provide such prospective employer with written notice of the existence of this Agreement and the provisions of this Section 5 of this Agreement, with a copy of such notice delivered simultaneously to the Company in accordance with Section 10 of this Agreement.

(vii) Notwithstanding any provision of this Agreement, the obligations and commitments of this Section 5 shall survive and continue in full force and effect in accordance with their terms notwithstanding any termination of Executive’s employment for any reason or termination of this Agreement for any reason.

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Section 6. Withholding Taxes. Prior to making any payments required to be made pursuant to this Agreement, the Company may require that the Company be reimbursed in cash for any taxes required by any government to be withheld or otherwise deducted and paid by the Company in respect of such payment by the Company. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any sums due or to become due from it to Executive.

Section 7. Expenses. In the event of any legal action to enforce Executive’s or the Company’s rights under this Agreement, each party will be responsible for that party’s reasonable attorneys’ fees, expenses and disbursements.

Section 8. Assignment. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Executive shall not assign or transfer any rights or obligations hereunder. The Company shall have the right to assign or transfer any rights or obligations hereunder only to (a) a successor entity in the event of a merger, consolidation, or transfer or sale of all or substantially all the assets of the Company or (b) a subsidiary or affiliate of the Company. Any purported assignment, other than as provided above, shall be null and void.

Section 9. Indemnification. The Company shall indemnify Executive for any act or omission done or not done in performance of Executive’s duties hereunder in accordance with the Company’s certificate of incorporation, by-laws and any other constituent document to the extent provided for any other officer of the Company and thought to be in the best interest of the Company. The Company’s obligations under this Section 9 shall survive any termination of this Agreement or Executive’s employment hereunder.

Section 10. Notices. All notices, requests, consents and other communications required or permitted to be given hereunder, shall be in writing and shall be delivered personally or sent by prepaid telegram, telex, facsimile transmission, overnight courier or mailed, first class, postage prepaid by registered or certified mail, as follows:

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If to the Company:	Health Insurance Innovations, Inc.
15438 N. Florida Avenue, Suite 201
Tampa, Florida 33613
Attention: Chairman of the Board
Telecopy: (877) 376-5832

with a copy to (which shall not constitute notice hereunder):

Health Insurance Innovations, Inc.
15438 N. Florida Avenue, Suite 201
Tampa, Florida 33613
Attention: Chief Financial Officer
Telecopy: (877) 376-5832

If to Executive:	To Executive’s address as reflected on the payroll records of the Company or such other address as either party shall designate by notice in writing to the other in accordance herewith. Any such notice shall be deemed given when so delivered personally, by telex, facsimile transmission or telegram, or if sent by overnight courier, one day after delivery to such courier by the sender or if mailed, five days after deposit by the sender in the U.S. mails.

Section 11. Entire Agreement. Except as otherwise indicated herein, this Agreement shall constitute the entire agreement between Executive and the Company concerning the subject matter hereof. This Agreement supersedes and preempts any prior employment agreement or other understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by Executive and an authorized officer of the Company.

Section 12. Governing Law. This Agreement shall be subject to and governed by the laws of the State of Florida, without giving effect to the principles of conflicts of law under Florida law that would require or permit the application of the laws of a jurisdiction other than the State of Florida and irrespective of the fact that the parties now or at any time may be residents of or engage in activities in a different state. Executive agrees that in the event of any dispute or claim arising under this Agreement, jurisdiction and venue shall be vested and proper, and Executive hereby consents to the jurisdiction of any court sitting in Tampa, Florida, including the United States District Court for the Middle District of Florida.

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Section 13. Full Settlement. Executive acknowledges and agrees that, subject to the payment by the Company of the benefits provided in this Agreement to Executive, in no event will the Company nor any subsidiary or affiliate thereof be liable to Executive for damages under any claim of breach of contract as a result of the termination of Executive’s employment. In the event of any such termination, the Company shall be liable only to provide to Executive, or Executive’s heirs or beneficiaries, the benefits specified in this Agreement.

Section 14. Strict Compliance. Executive’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement. The waiver, whether express or implied, by either party of a violation of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent violation of any such provision.

Section 15. Creditor Status. No benefit or promise hereunder shall be secured by any specific assets of the Company. Executive shall have only the rights of an unsecured general creditor of the Company in seeking satisfaction of such benefits or promises.

Section 16. Section 409A. This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and shall be construed accordingly. Any payments or distributions to be made to Executive under this Agreement upon a separation from service of amounts classified as “nonqualified deferred compensation” for purposes of Section 409A, shall in no event be made or commence until six months after such separation from service if Executive is determined to be a specified Executive of a public company (all as determined under Section 409A). Each payment of nonqualified deferred compensation under this Agreement shall be treated as a separate payment for purposes of Section 409A. Any reimbursements made pursuant to this Agreement shall be paid as soon as practicable but no later than 90 days after Executive submits evidence of such expenses to the Company (which payment date shall in no event be later than the last day of the calendar incurred). The amount of such reimbursements paid and any in-kind benefits the year following the calendar year in which the expense was provided during any calendar year shall not affect the reimbursements paid or in-kind benefits provided in any other calendar year, and the right to any such payments and benefits shall not be subject to liquidation or exchange for another payment or benefit.

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Section 17. Cooperation. Executive agrees to provide assistance to and cooperate with the Company upon its reasonable request with respect to matters within the scope of Executive’s duties and responsibilities during the Restricted Period. During such Period, the Company shall, to the maximum extent coordinate or cause any such request with Executive’s other commitments and responsibilities to minimize the degree to which such request interferes with such commitments and responsibilities. The Company agrees that it will reimburse Executive for reasonable documented travel expenses (i.e., travel, meals and lodging) that Executive may incur in providing assistance to the Company hereunder.

Section 18. Non-disparagement. Executive agrees to not make any statements, written or oral, while employed by the Company and thereafter, which would be reasonably likely to disparage or damage the Company, its affiliates or subsidiaries or the personal or professional reputation of any present or former employees, officers or members of the managing or directorial boards or committees of the Company or its affiliates or subsidiaries. The Company agrees that it will instruct each of its and its affiliates’ and subsidiaries’ members, directors, managers, officers and employees not to make any disparaging communication regarding Executive, and no such person or entity will be authorized on the Company’s or any affiliate’s or subsidiary’s behalf to make any such disparaging communications regarding Executive.

Section 19. Recoupment. Executive agrees to reimburse the Company for all or a portion, as determined below, of any bonus or incentive or equity-based compensation paid or awarded to Executive by the Company, if the Board determines that (a) the payment, award or vesting thereof was predicated upon the achievement of certain financial results that were subsequently the subject of a material financial restatement, (b) Executive engaged in fraud or misconduct that caused, in whole or in part, the need for the material financial restatement, and (c) a lower payment, award or vesting would have occurred based upon the restated financial results. In such event, Executive agrees to reimburse (in the manner determined by the Board, including cancellation of options or other stock awards) any bonus or incentive or equity-based compensation previously paid, awarded or vested in the amount by which such bonus or incentive or equity-based compensation actually paid, awarded or vested exceeds the lower payment, award or vesting that would have occurred based upon the restated financial result; provided that no reimbursement shall be required if the payment, award or vesting otherwise subject to reimbursement hereunder occurred more than three (3) years prior to the date the applicable reinstatement is disclosed. In addition, notwithstanding anything to the contrary, any bonus or incentive or equity-based compensation, or other compensation, payable to Executive pursuant to this Agreement or any other agreement, plan or arrangement of the Company shall be subject to repayment or recoupment (clawback) by the Company to the extent applicable under Section 304 of the Sarbanes-Oxley Act of 2002 (and not otherwise exempted) and in accordance with such policies and procedures as the Board or the Compensation Committee of the Board may adopt from time to time, including policies and procedures to implement applicable law (including, but not limited to, Section 954 of the Dodd-Frank Act), stock market or exchange rules and regulations or accounting or tax rules and regulations.

Section 20. Survival. Any provision of this Agreement that is expressly or by implication intended to survive the termination of this Agreement shall survive or remain in effect after the termination of this Agreement.

Section 21. Counterparts. This Agreement may be executed in separate counterparts, either one of which need not contain the signature of more than one party, but both such counterparts taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

HEALTH INSURANCE INNOVATIONS, INC.

By:	/s/ Michael D. Hershberger
Name:	Michael D. Hershberger
Title:	Chief Financial Officer

EXECUTIVE

/s/ Gavin Southwell
Gavin Southwell, individually

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EXHIBIT A
FORM OF RELEASE

This RELEASE (“Release”) is granted effective as of the [●] day of [●], 20[●] by GAVIN SOUTHWELL (the “Executive”) in favor of HEALTH INSURANCE INNOVATIONS, INC. (the “Company”) and the other Released Parties (as defined below). This is the Release referred to in the Amended and Restated Employment Agreement, dated as of November 15, 2016, between the Company and the Executive (the “Employment Agreement”). The Executive gives this Release in consideration of the Company’s promises and covenants contained in the Employment Agreement, with respect to which this Release is an integral part.

1. Release of the Company. The Executive, for himself, his successors, assigns, attorneys, and all those entitled to assert his rights, now and forever hereby releases and discharges the Company and its respective officers, directors, stockholders, trustees, executives, agents, parent corporations, subsidiaries, affiliates, estates, successors, assigns and attorneys (the “Released Parties”), from any and all claims, actions, causes of action, sums of money due, suits, debts, liens, covenants, contracts, obligations, costs, expenses, damages, judgments, agreements, promises, demands, claims for attorney’s fees and costs, or liabilities whatsoever, in law or in equity, which the Executive ever had or now has against the Released Parties, arising by reason of or in any way connected with or which may be traced either directly or indirectly to the employment relationship which existed between the Company or any of its parents, subsidiaries, affiliates, or predecessors and the Executive, or the termination of that relationship, that the Executive has, had or purports to have, from the beginning of time to the date of this Release, whether known or unknown, that now exists, no matter how remotely they may be related to the aforesaid employment relationship including but not limited to claims for employment discrimination under federal or state law, except as provided in Paragraph 2; claims arising under Title VII of the Civil Rights Act of 1964, and any amendments, the Florida Human Rights Act of 1977, the Florida Civil Rights Act of 1992, Section 760.50 of the Florida Statutes, Section 440.205 of the Florida Statutes, the Florida Minimum Wage Act (Fla. Stat. 448.110), Section 448.102 of the Florida Statutes, 42 U.S.C. §1981, the Equal Pay Act, the Americans With Disabilities Act, Sections 503 and 504 of the Rehabilitation Act of 1973, the Family Medical Leave Act, the ADA Amendments Act of 2008, the Age Discrimination in Employment Act (ADEA), the Fair Labor Standards Act, the Lilly Ledbetter Fair Pay Act of 2009, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Employee Retirement Income Security Act, the Genetic Information Nondiscrimination Act, the Occupational Safety and Health Act, the Workers’ Adjustment and Retraining Notification Act, as amended, Florida’s private sector and public sector Whistle-Blower Act, as amended, the Hillsborough County, Florida Code of Ordinances, and any of the wage and discrimination laws of the United States, the State of Florida, or any other state, civil or statutory laws, including any and all human rights laws and laws against discrimination, workers’ compensation laws, any other federal, state or local fair employment statute, code or ordinance, common law, contract law, tort, including, but not limited to, negligence claims and fraudulent inducement to enter into this contract, and any and all claims for attorneys’ fees.; and provided, however, that nothing herein shall release the Company of its obligations to the Executive under the Employment Agreement, the SARA Agreement (as defined in the Employment Agreement), or any other contractual obligations between the Company or its subsidiaries or affiliates and the Executive (including, without limitation, any equity award agreement), or any indemnification obligations to the Executive under the Indemnification Agreement, Company’s certificate of incorporation, bylaws, operating agreement or other constituent document or any federal, state or local law or otherwise.

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2. Release of Claims Under Age Discrimination in Employment Act. Without limiting the generality of the foregoing, the Executive agrees that by executing this Release, he has released and waived any and all claims he has or may have as of the date of this Release for age discrimination under the Age Discrimination in Employment Act, 29 U.S.C. § 621, et seq. It is understood that the Executive has been advised to consult with an attorney prior to executing this Release; that he in fact has consulted a knowledgeable, competent attorney regarding this Release; that he may, before executing this Release, consider this Release for a period of 21 calendar days; and that the consideration he receives for this Release is in addition to amounts to which he was already entitled. It is further understood that this Release is not effective until seven calendar days after the execution of this Release and that the Executive may revoke this Release within seven calendar days from the date of execution hereof.

The Executive agrees that he has carefully read this Release and is signing it voluntarily. The Executive acknowledges that he has had 21 days from receipt of this Release to review it prior to signing or that, if the Executive is signing this Release prior to the expiration of such 21-day period, the Executive is waiving his right to review the Release for such full 21-day period prior to signing it. The Executive has the right to revoke this release within seven days following the date of its execution by him. However, if the Executive revokes this Release within such seven-day period, no post-employment benefit will be payable to him under the Employment Agreement and he shall return to the Company any such payment received prior to that date.

THE EXECUTIVE HAS CAREFULLY READ THIS RELEASE AND ACKNOWLEDGES THAT IT CONSTITUTES A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS AGAINST THE COMPANY UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT. THE EXECUTIVE ACKNOWLEDGES THAT HE HAS HAD A FULL OPPORTUNITY TO CONSULT WITH AN ATTORNEY OR OTHER ADVISOR OF HIS CHOOSING CONCERNING HIS EXECUTION OF THIS RELEASE AND THAT HE IS SIGNING THIS RELEASE VOLUNTARILY AND WITH THE FULL INTENT OF RELEASING THE COMPANY FROM ALL SUCH CLAIMS.

/s/
GAVIN SOUTHWELL
Date: [●], 20[●]

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EXHIBIT B
SARA AGREEMENT

HEALTH INSURANCE INNOVATIONS, INC.

LONG TERM INCENTIVE PLAN

Stock Appreciation Rights Award Agreement

You have been granted Stock Appreciation Rights (this “Award”) on the following terms and subject to the provisions of Attachment A and the Long Term Incentive Plan, as amended (the “Plan”), of Health Insurance Innovations, Inc. (the “Company”). Unless defined in this Award (including Attachment A, this “Agreement”), capitalized terms will have the meanings assigned to them in the Plan. In the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to you, the provisions of the Plan will prevail.

Participant	Gavin D. Southwell

Number of Stock Appreciation Rights	100,000 (each a “SAR”)

Exercise Price per SAR	$10.30

Grant Date	November 15, 2016

Expiration Date	November 15, 2023, subject to earlier termination under Section 2(d) of Attachment A.

Vesting Schedule

(subject to Section 2(c) and Section 2(d) of Attachment A)

Vesting	Subject to Section 2(c) and Section 2(d) of Attachment A, the SARs shall vest and become non-forfeitable in four tranches, on the following dates in the following amounts:

November 15, 2017: 25,000
November 15, 2018: 25,000
November 15, 2019: 25,000
November 15, 2020: 25,000

Attachment A

Stock Appreciation Rights Award Agreement

Terms and Conditions

Grant to: Gavin D. Southwell

Section 1. Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants this Award to the Participant on the Grant Date on the terms set forth on the cover page of this Agreement, as more fully described in this Attachment A. This Award is granted under the Plan, which is incorporated herein by this reference and made a part of this Agreement.

Section 2. Terms of SAR.

(a) Generally. Subject to the terms and conditions of this Agreement and the Plan, each SAR constitutes an unfunded and unsecured promise of the Company to deliver to Participant, at the time such SAR is validly exercised, an amount, payable in the form of Shares, equal to the excess of (i) the Fair Market Value of one Share on the date of exercise, over (ii) the Exercise Price per SAR set forth on the cover page of this Agreement (the “Spread”).

(b) Exercisability. Subject to the terms and conditions of this Agreement and the Plan, a SAR may be exercised only after if it has vested and become exercisable under Section 2(c) or Section 2(d)(ii), and only before it has expired or been terminated under Section 2(d)(i), Section 2(d)(ii) or Section 2(d)(iii).

(c) Vesting, Generally.

(i) Subject to Section 2(d), the SARs shall vest and become exercisable in accordance with the Vesting Schedule set forth on the cover page of this Agreement.

(ii) If the Participant holds unvested SARs at the time a Change in Control occurs, the SARs shall become 100% vested and exercisable on the date of the Change in Control immediately prior to the consummation thereof.

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(d) Termination.

(i) Except as otherwise provided in this Section 2(d), all of the SARs shall terminate at 5:00 p.m., Eastern time, on the Expiration Date set forth on the cover page of this Agreement, unless earlier terminated under subsections (ii) or (iii) below.

(ii) In the event of the Participant’s Termination of Service at any time due to Termination Upon Death, Termination For Disability, Termination Without Cause or Resignation For Good Reason, SARs granted under this Agreement that are unvested as of the Termination Date shall automatically be forfeited to the Company without consideration, and any SARs that are vested as of the Termination Date shall continue to be exercisable until 5:00 p.m., Eastern time, on the date that is one year after the Termination Date, and at such time any unexercised SARs shall terminate, cease to be exercisable and by automatically forfeited to the Company without consideration. For purposes of this Agreement, Termination Upon Death, Termination For Disability, Termination Without Cause, Resignation For Good Reason and Termination Date shall have the respective meanings set forth in the Amended and Restated Employment Agreement, dated as of November 15, 2016, by and between the Participant and the Company.

(iii) In the event of the Participant’s Termination of Service at any time under circumstances not described in Section 2(d)(ii), all of the SARs shall terminate simultaneously with the Termination of Service on the Termination Date, including to the extent that the SARs are otherwise vested and exercisable as of the Termination Date, and shall automatically be forfeited to the Company without consideration, and, if otherwise vested and exercisable, shall cease to be exercisable.

For clarity, in no event shall any SAR be exercisable after the Expiration Date set forth on the cover page of this Agreement.

(e) Transferability. The SARs, and the Participant’s rights under this Agreement, shall not be assigned, sold, transferred or otherwise be subject to alienation by the Participant, other than by will or the law of descent and distribution, and any purported assignment, sale, transfer or other alienation not permitted hereunder shall be void. During the Participant’s lifetime, the SARs shall be exercisable only by the Participant.

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Section 3. Exercise.

(a) When to Exercise. Except as otherwise provided in the Plan or this Agreement, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s guardian, legal representative, heir or legatee, as the case may be) may exercise his or her SARs that are then exercisable under Section 2, in whole or in part, by following the procedures set forth in this Section 3. If partially exercised, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s guardian, legal representative, heir or legatee, as the case may be) may thereafter exercise the remaining unexercised portion of the SARs, to the extent that they are then exercisable under Section 2, by following the procedures set forth in this Section 3.

(b) Election to Exercise. To exercise the SARs, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s guardian, legal representative, heir or legatee, as the case may be) must deliver to the Secretary of the Company (or his or her designee) a written notice (or notice through another previously approved method, which could include a web-based or e-mail system) which sets forth the number of SARs being exercised, together with any additional documents as the Company may require. Each such notice must satisfy whatever then-current procedures apply to the SARs and must contain such representations, warranties and covenants as the Company requires. If someone other than the Participant exercises the SARs, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the SARs.

(c) Date of Exercise. The SARs shall be deemed to be exercised on the business day that the Company receives a fully executed and completed exercise notice. If an exercise notice is received on a day that is not a business day, or is received after 5:00 p.m., Eastern time, on a business day, then the SARs shall be deemed to be exercised on the first business day immediately following the day such notice is received by the Company.

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(d) Settlement. Upon a valid exercise of SARs, the Participant shall be entitled to receive that number of Shares determined by dividing (i) (1) the total number of SARs then being exercised, multiplied by (2) the Spread on the date of exercise, by (ii) the Fair Market Value of one Share on the date of exercise.

(e) Fractional Shares. No fractional Shares shall be issued upon exercise of SARs, and if the number of Shares otherwise issuable under Section 3(d) upon an exercise of SARs includes a fraction of a Share, then upon such exercise the Participant shall be entitled to receive (i) the number of Shares determined under Section 3(d), rounded down to the nearest whole Share, plus (ii) an amount of cash equal to the Fair Market Value of one Share on the date of exercise, multiplied by such fraction of a Share.

(f) Withholding Requirements. The delivery of Shares upon settlement of SARs is conditioned on the Participant making arrangements satisfactory to the Company to enable the Company to satisfy all tax (or other governmental obligation) withholding requirements. In the event that there is any such withholding requirement upon an exercise of SARs, the Committee may, in its sole discretion and pursuant to such procedures as the Committee may require, permit the Participant to satisfy any such withholding requirement by having the Company withhold from the number of Shares otherwise issuable to the Participant upon such exercise a number of Shares having an aggregate Fair Market Value equal to the minimum amount required to be withheld. If the Committee permits the Participant to satisfy any such withholding requirement pursuant to the preceding sentence, the Company shall remit to the Internal Revenue Service and appropriate state and local revenue agencies, for the credit of the Participant, an amount of cash withholding equal to the Fair Market Value of the Shares withheld by the Company as provided above.

(g) Compliance with Law and Regulations. The SARs, their exercise and the obligation of the Company to issue Shares in settlement thereof are subject to all applicable federal and state laws, rules and regulations, including securities laws, to approvals by any government or regulatory agency as may be required, and to the rules, regulations and other requirements of the stock market or exchange upon which the Shares are then quoted, traded or listed. The Participant may not exercise a SAR if such exercise would violate any securities laws or other applicable law, rule, regulation or requirement.

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Section 4. No Rights of Stockholder. A holder of a SAR, as such, shall not be entitled to vote or receive dividends or be deemed the holder of the Shares underlying the SAR for any purpose, nor shall anything contained in this Agreement be construed to confer upon the holder of a SAR, as such, any of the rights or obligations of a stockholder of the Company, unless and until Shares are actually issued to and held of record by such holder upon settlement of the SARs following valid exercise thereof.

Section 5. Change in Control. Without limiting the Committee’s power under the Plan, upon the occurrence of a Change in Control, the Committee is authorized (but not obligated) to make adjustments to the terms and conditions of the SARs without the need for the consent of the Participant, including, without limitation, the following (or any combination thereof):

(a) The Committee may provide for the continuation or assumption of the SARs and this Agreement by the acquiring or successor entity (or parent thereof), including the Company if it is the surviving entity, or for the substitution of the SARs and this Agreement with a substitute award with terms comparable to the SARs and this Agreement (in each case with appropriate adjustments as to the Exercise Price and the number and type of Shares (or other securities) underlying the Award or substitute award). The determination of such appropriate adjustments and comparability shall be made by the Committee.

(b) The Committee may provide for the cancellation of all or any portion of the SARs for their Intrinsic Value (payable in the form of cash, stock, securities, other property or any combination thereof) based upon the price per Share received or to be received by other stockholders of the Company in the Change in Control transaction. If at the time of a Change in Control such Intrinsic Value is equal to or less than zero (i.e., the Exercise Price of the SARs equals or exceeds the price per Share received or to be received by other stockholders of the Company in the Change in Control transaction), then the Committee may provide for the cancellation of the SARs without the payment of any consideration therefor.

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Section 6. Miscellaneous Provisions.

(a) Notices. All notices, requests and other communications under this Agreement (other than a notice of exercise, which shall be provided in accordance with Section 3) shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

if to the Company, to:

Health Insurance Innovations, Inc.

15438 N. Florida Avenue, Suite 201

Tampa, Florida, 33613

Attention: Chairman of the Board

Telecopy: (877) 376-5832

with a copy to (which shall not constitute notice hereunder):

Health Insurance Innovations, Inc.

15438 N. Florida Avenue, Suite 201

Tampa, Florida, 33613

Attention: Chief Financial Officer

Telecopy: (877) 376-5832

if to the Participant, to the address that the Participant most recently provided to the Company,

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other party hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed received on the next succeeding business day in the place of receipt.

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(b) Entire Agreement. This Agreement, the Plan and any other agreements referred to herein and therein and any attachments referred to herein or therein, constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.

(c) Amendment; Waiver. No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Committee may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(d) Successors and Assigns; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on anyone other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(e) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(f) Plan. The Participant acknowledges and understands that material definitions and provisions concerning this Award and the Participant’s rights and obligations with respect thereto are set forth in the Plan. The Participant has read carefully, and understands, the provisions of the Plan.

(g) Governing Law. The Agreement shall be governed by the laws of the State of Florida, without application of the conflicts of law principles thereof.

(h) No Right to Continued Service. The granting of the Award evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the service of the Participant and shall not lessen or affect the right that the Company or any Affiliate may have to terminate the service of the Participant.

(i) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

HEALTH INSURANCE INNOVATIONS, INC.

By:
Michael Hershberger,
Chief Financial Officer

PARTICIPANT

/s/
Gavin D. Southwell

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EXHIBIT C
FORM OF RESTRICTED STOCK AWARD AGREEMENT

HEALTH INSURANCE INNOVATIONS, INC.
LONG TERM INCENTIVE PLAN

Restricted Stock Award Agreement

You have been granted Restricted Stock (this “Award”) on the following terms and subject to the provisions of Attachment A and the Long Term Incentive Plan (the “Plan”) of Health Insurance Innovations, Inc. (the “Company”). Unless defined in this Award (including Attachment A, this “Agreement”), capitalized terms will have the meanings assigned to them in the Plan. In the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to you, the provisions of the Plan will prevail.

Participant	Gavin D. Southwell

Number of Shares Underlying Award	200,000 Shares (to the extent not vested as of any applicable date, the “Restricted Shares”)

Grant Date	November 15, 2016

Vesting Schedule
(subject to Section 3 of Attachment A)

Vesting

Subject to Section 3 of Attachment A, the Restricted Shares shall vest and become non-forfeitable in four tranches, on the following dates in the following amounts:

November 15, 2017: 50,000

November 15, 2018: 50,000

November 15, 2019: 50,000

November 15, 2020: 50,000

Attachment A

Restricted Stock Award Agreement
Terms and Conditions

Grant to: Gavin D. Southwell

Section 1. Grant of Restricted Stock Award. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants this Award to the Participant on the Grant Date on the terms set forth on the cover page of this Agreement, as more fully described in this Attachment A. This Award is granted under the Plan, which is incorporated herein by this reference and made a part of this Agreement.

Section 2. Issuance of Shares.

(a) The Restricted Shares shall be evidenced by entry into the register of members of the Company; provided, however, that the Committee may determine that the Restricted Shares shall be evidenced in such other manner as it deems appropriate, including the issuance of a share certificate or certificates. In the event that any share certificate is issued in respect of the Restricted Shares, such certificate shall (i) be registered in the name of the Participant, (ii) bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Restricted Shares and (iii) be held in custody by the Company.

(b) Voting Rights. The Participant shall have voting rights with respect to the Restricted Shares.

(c) Dividends. All cash and other dividends and distributions, if any, that are paid with respect to the Restricted Shares shall be paid to the Participant at the time that the portion of this Award to which such dividends or other distributions relate vests and becomes nonforfeitable.

(d) Transferability. Unless and until the Restricted Shares become vested in accordance with this Agreement, the Restricted Shares shall not be assigned, sold, transferred or otherwise be subject to alienation by the Participant, and any purported assignment, sale, transfer or other alienation not permitted hereunder shall be void.

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(e) Section 83(b) Election. If the Participant chooses, the Participant may make an election under Section 83(b) of the Code with respect to the Restricted Shares, which would cause the Participant currently to recognize income for U.S. federal income tax purposes in an amount equal to the excess (if any) of the Fair Market Value of the Restricted Shares (determined as of the Grant Date) over the amount, if any, that the Participant paid for the Restricted Shares, which excess will be subject to U.S. federal income tax. The form for making a Section 83(b) election is available from the Company at the address indicated in Section 4(a). The Participant acknowledges that (i) the Participant is solely responsible for the decision whether or not to make a Section 83(b) election, and the Company is not making any recommendation with respect thereto, (ii) it is the Participant’s sole responsibility to timely file the Section 83(b) election within 30 days after the Grant Date, if the Participant decides to make such election, and (iii) if the Participant does not make a valid and timely Section 83(b) election, the Participant will be required to recognize ordinary income at the time of vesting on any future appreciation on the Restricted Shares.

(f) Withholding Requirements. The Company may withhold any tax (or other governmental obligation) that becomes due with respect to the Restricted Shares (or any dividend or distribution thereon), and the Participant shall make arrangements satisfactory to the Company to enable the Company to satisfy all such withholding requirements. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit the Participant to satisfy any such withholding requirement by transferring to the Company pursuant to such procedures as the Committee may require, effective as of the date on which such requirement arises, a number of vested Shares owned and designated by the Participant having an aggregate Fair Market Value as of such date that is equal to the minimum amount required to be withheld. If the Committee permits the Participant to satisfy any such withholding requirement pursuant to the preceding sentence, the Company shall remit to the Internal Revenue Service and appropriate state and local revenue agencies, for the credit of the Participant, an amount of cash withholding equal to the Fair Market Value of the Shares transferred to the Company as provided above.

Section 3. Termination of Service; Acceleration of Vesting Upon Change of Control.

(a) Termination of Service. In the event of the Participant’s Termination of Service at any time, any Restricted Shares that are unvested as of the Termination Date shall automatically be forfeited without any payment to the Participant regardless of the reason for termination.

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(b) Change of Control. If the Participant holds Restricted Shares at the time a Change in Control occurs, the Restricted Shares shall become 100% vested and non-forfeitable on the date of the Change in Control immediately prior to the consummation thereof.

(c) Effect of Vesting. Subject to the provisions of this Agreement, upon the vesting of any of the Restricted Shares, the restrictions under this Award with respect to such Shares shall lapse. Subject to any applicable Lock Up Agreement, such Shares shall be fully assignable, saleable and transferable by the Participant, and the Company shall deliver such Shares to the Participant by transfer to the Depository Trust Company for the benefit of the Participant or by delivery of a share certificate registered in the Participant’s name and such transfer shall be evidenced in the register of members of the Company.

Section 4. Change in Control. Without limiting the Committee’s power under the Plan, upon the occurrence of a Change in Control, the Committee is authorized (but not obligated) to make adjustments to the terms and conditions of the Restricted Shares without the need for the consent of the Participant, including, without limitation, the following (or any combination thereof):

(a) The Committee may provide for the continuation or assumption of the Restricted Shares and this Agreement by the acquiring or successor entity (or parent thereof), including the Company if it is the surviving entity, or for the substitution of the Restricted Shares and this Agreement with a substitute award with terms comparable to the Restricted Shares and this Agreement (in each case with appropriate adjustments as to the number and type of Shares (or other securities) underlying the Award or substitute award). The determination of such appropriate adjustments and comparability shall be made by the Committee.

(b) The Committee may provide for the cancellation of all or any portion of the Restricted Shares for value (payable in the form of cash, stock, securities, other property or any combination thereof) based upon the price per Share received or to be received by other stockholders of the Company in the Change in Control transaction.

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Section 5. Miscellaneous Provisions.

(a) Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

if to the Company, to:

Health Insurance Innovations, Inc.

15438 N. Florida Avenue, Suite 201

Tampa, Florida 33613

Attention: Chairman of the Board

Telecopy: (877) 376-5832

with a copy to (which shall not constitute notice hereunder):

Health Insurance Innovations, Inc.

15438 N. Florida Avenue, Suite 201

Tampa, Florida 33613

Attention: Chief Financial Officer

Telecopy: (877) 376-5832

if to the Participant, to the address that the Participant most recently provided to the Company, or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other party hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed received on the next succeeding business day in the place of receipt.

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(b) Entire Agreement. This Agreement, the Plan and any other agreements referred to herein and therein and any attachments referred to herein or therein, constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.

(c) Amendment; Waiver. No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Committee may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(d) Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.

(e) Successors and Assigns; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on anyone other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(f) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(g) Plan. The Participant acknowledges and understands that material definitions and provisions concerning this Award and the Participant’s rights and obligations with respect thereto are set forth in the Plan. The Participant has read carefully, and understands, the provisions of the Plan.

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(h) Governing Law. The Agreement shall be governed by the laws of the State of Florida, without application of the conflicts of law principles thereof.

(i) No Right to Continued Service. The granting of the Award evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the service of the Participant and shall not lessen or affect the right that the Company or any Affiliate may have to terminate the service of the Participant.

(j) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

HEALTH INSURANCE INNOVATIONS, INC.

By:
Michael Hershberger,
Chief Financial Officer

PARTICIPANT

/s/
Gavin D. Southwell

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